Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 10% INCREASE IN THIRD

QUARTER EBITDA FROM FRANCHISING ACTIVITIES

New Executed Domestic Franchise Agreements Increase 14%

Company Repurchases 1 Million Shares of Stock During Third Quarter

ROCKVILLE, MD. (October 30, 2015) – Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the third quarter 2015:

•	Revenues for the three months ended September 30, 2015 totaled $241.5 million, an increase of 12 percent from the same period of 2014.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended September 30, 2015, totaled $81.1 million, an increase of 10 percent from the same period of 2014.

•	Franchising margins for the three months ended September 30, 2015, were 74.6 percent, an increase of 230 basis points from the same period of 2014.

•	Domestic royalty fees for the three months ended September 30, 2015, totaled $84.7 million, an increase of 6.5 percent from the same period of 2014.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 5.8 percent in the third quarter of 2015, as occupancy and average daily rates increased 120 basis points and 4 percent, respectively from the same period of 2014.

•	Domestic units increased 0.2 percent from September 30, 2014.

•	Effective royalty rate for the three months ended September 30, 2015 increased 3 basis points to 4.27 percent from the same period of 2014.

•	Initial and relicensing fees for the three months ended September 30, 2015, totaled $6.2 million, an increase of 44 percent from the same period of 2014.

•	Domestic hotel executed franchise agreements totaled 129 for the three months ended September 30, 2015, an increase of 14 percent from the same period of 2014.

•	Executed 9 new domestic franchise agreements during the three months ended September 30, 2015 for the Cambria hotels & suites brand including 2 conversion projects in Chicago, Illinois and Atlanta, Georgia.

•	Domestic relicensing and contract renewal transactions totaled 119 for the three months ended September 30, 2015, an increase of 40 percent from the same period of 2014.

•	The company’s new construction domestic pipeline of hotels under construction or approved for development increased 29 percent from September 30, 2014, and the total pipeline increased 28 percent.

•	Diluted earnings per share (“EPS”) from continuing operations for the three months ended September 30, 2015, totaled $0.72, an increase of 7 percent from the same period of 2014.

•	The company purchased 1.0 million shares of common stock under its share repurchase program during the three months ended September 30, 2015, at a total cost of approximately $50 million.

“We are very pleased with our performance in the third quarter, with double-digit percentage growth in both total revenues and EBITDA. We were pleased with our year-over-year increase in domestic royalty revenue driven by growth in all 3 critical levers – RevPAR, system-size and effective royalty rate. We had a terrific quarter on the development front with improvements in domestic franchise contracts for both new construction and conversion hotels demonstrating that the demand for our brands is strong,” said Stephen P. Joyce, president and chief executive officer, Choice Hotels. “The fundamental strength of our operating model enables us to generate strong free cash flows, which allows us to return value to our shareholders through a disciplined and prudent capital allocation strategy.”

Discontinued Operations

During 2014, the company entered into and completed a plan to sell its three owned hotels operated under the MainStay Suites brand. The company determined that the sale of these hotels met the definition of a discontinued operation since the operations and cash flows of these components have been eliminated from the on-going operations of the company and the company does not have significant continuing involvement in the operations of the hotels after the transaction. As a result, the company’s consolidated statement of income for the three and nine months ended September 30, 2014, reflects these three company-owned hotels as discontinued operations.

Summarized financial information related to these discontinued operations is presented in Exhibit 9 of this press release.

Outlook

The company’s consolidated 2015 outlook reflects the following assumptions:

Franchising

•	EBITDA from franchising activities for full-year 2015 are expected to range between $255 million and $257 million;

•	Net domestic unit growth for 2015 is expected to be approximately 1%;

•	RevPAR is expected to increase approximately 5.5% and 7% for fourth quarter and full-year 2015, respectively; and

•	The effective royalty rate is expected to increase 2 basis points for full-year 2015 as compared to full-year 2014.

SkyTouch

•	Net reductions in EBITDA relating to our investment in the SkyTouch division for full-year 2015 are expected to be approximately $17 million.

Other Items

•	The effective tax rate for continuing operations is expected to be approximately 31% and 32% for the fourth quarter and full-year 2015, respectively; and

•	All figures assume no further repurchases of common stock under the company’s share repurchase program.

Consolidated Outlook

The company’s fourth quarter 2015 diluted EPS is expected to be at least $0.47. The company expects full-year 2015 diluted EPS to range between $2.18 and $2.20 and full year 2015 EBITDA to range between $237 million and $241 million.

Conference Call

Choice will conduct a conference call on Friday, October 30, 2015 at 10:00 a.m. EDT to discuss the company’s third quarter 2015 results. The dial-in number to listen to the call is 1-855-638-5678, and the access code is 52809803. International callers should dial 1-920-663-6286 and enter the access code 52809803. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EDT on Friday, October 30, 2015 through Friday, November 6, 2015 by calling 1-855-859-2056 and entering access code 52809803. The international dial-in number for the replay is 1-404-537-3406 and the access code is 52809803. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc.® (NYSE: CHH) is one of the world’s largest lodging companies. With more than 6,300 hotels franchised in more than 35 countries and territories, we represent more than 500,000 rooms around the globe. As of September 30, 2015, 638 hotels were in our development pipeline. Our company’s Ascend Hotel Collection®, Cambria® hotels & suites, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge® and Rodeway Inn® brands provide a spectrum of lodging choices to meet guests’ needs. With more than 24 million members and counting, check out our Choice Privileges® rewards program to see how you can reap the benefits of being a member of the Choice Hotels® family. Visit us at www.choicehotels.com for more information.

SkyTouch Technology® is a business division of Choice Hotels that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Additional corporate information can be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; or ability to grow our franchise system; exposure to risks related to development activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

EBITDA, franchising revenues, franchising SG&A, EBITDA from franchising activities and franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects income from continuing operations excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Operating Income, EBITDA, SG&A and Margins: The company reports franchising revenues, operating income, EBITDA, SG&A and margins which exclude marketing and reservation revenues, the SkyTouch Technology division, recently acquired operations that provide SaaS technology solutions to vacation rental management companies and revenue generated from the ownership of an office building that is leased to a third-party. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental technology solutions provider are excluded since they do not reflect the company’s core franchising business but are adjacent, complimentary lines of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Scott Carman, Director, Public Relations

(301) 592-6361

© 2015 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2015	2014	$	%	2015	2014	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$89,929	$86,091	$3,838	4%	$233,543	$222,301	$11,242	5%
Initial franchise and relicensing fees	6,170	4,299	1,871	44%	17,703	12,761	4,942	39%
Procurement services	6,271	5,495	776	14%	19,667	18,293	1,374	8%
Marketing and reservation	134,463	115,653	18,810	16%	366,298	309,025	57,273	19%
Other	4,693	3,630	1,063	29%	11,716	10,188	1,528	15%

Total revenues	241,526	215,168	26,358	12%	648,927	572,568	76,359	13%
OPERATING EXPENSES:
Selling, general and administrative	30,152	30,236	(84)	(0%)	95,712	88,329	7,383	8%
Depreciation and amortization	3,108	2,293	815	36%	8,793	6,903	1,890	27%
Marketing and reservation	134,463	115,653	18,810	16%	366,298	309,025	57,273	19%

Total operating expenses	167,723	148,182	19,541	13%	470,803	404,257	66,546	16%
Operating income	73,803	66,986	6,817	10%	178,124	168,311	9,813	6%
OTHER INCOME AND EXPENSES, NET:
Interest expense	10,821	10,495	326	3%	32,057	31,376	681	2%
Interest income	(359)	(355)	(4)	1%	(982)	(1,205)	223	(19%)
Other (gains) and losses	1,402	375	1,027	274%	(239)	(158)	(81)	51%
Equity in net (income) loss of affiliates	(329)	513	(842)	(164%)	1,107	578	529	92%

Total other income and expenses, net	11,535	11,028	507	5%	31,943	30,591	1,352	4%

Income from continuing operations before income taxes	62,268	55,958	6,310	11%	146,181	137,720	8,461	6%
Income taxes	20,849	16,542	4,307	26%	47,355	41,556	5,799	14%

Income from continuing operations, net of income taxes	41,419	39,416	2,003	5%	98,826	96,164	2,662	3%
Income from discontinued operations, net of income taxes	—	(51)	51	(100%)	—	1,711	(1,711)	(100%)

Net income	$41,419	$39,365	$2,054	5%	$98,826	$97,875	$951	1%

Basic earnings per share
Continuing operations	$0.72	$0.67	$0.05	7%	$1.72	$1.65	$0.07	4%
Discontinued operations	—	—	—	NM	—	0.03	(0.03)	(100%)

	$0.72	$0.67	$0.05	7%	$1.72	$1.68	$0.04	2%

Diluted earnings per share
Continuing operations	$0.72	$0.67	$0.05	7%	$1.71	$1.63	$0.08	5%
Discontinued operations	—	—	—	NM	—	0.03	(0.03)	(100%)

	$0.72	$0.67	$0.05	7%	$1.71	$1.66	$0.05	3%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$199,261	$214,879
Accounts receivable, net	114,623	91,681
Other current assets	45,649	42,729

Total current assets	359,533	349,289
Fixed assets and intangibles, net	178,462	152,034
Notes receivable, net of allowances	73,756	40,441
Investments, employee benefit plans, at fair value	17,102	17,539
Other assets	83,909	78,614

Total assets	$712,762	$637,917

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Accounts payable	$59,922	$57,124
Accrued expenses and other current liabilities	61,051	64,243
Deferred revenue	68,439	66,382
Current portion of long-term debt	1,706	12,349

Total current liabilities	191,118	200,098
Long-term debt	815,858	772,729
Deferred compensation & retirement plan obligations	22,145	23,987
Other liabilities	84,284	69,904

Total liabilities	1,113,405	1,066,718

Total shareholders’ deficit	(400,643)	(428,801)

Total liabilities and shareholders’ deficit	$712,762	$637,917

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$98,826	$97,875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,793	6,903
Gain on sale of assets	(1,519)	(2,809)
Provision for bad debts, net	1,540	1,676
Non-cash stock compensation and other charges	8,929	8,093
Non-cash interest and other (income) loss	3,168	1,836
Deferred income taxes	(1,799)	(19,216)
Equity (earnings) losses from unconsolidated joint ventures, net of distributions received	2,917	1,679
Changes in assets and liabilities, net of acquisition:
Receivables	(24,532)	(30,497)
Advances to/from marketing and reservation activities, net	18,341	60,187
Forgivable notes receivable, net	(21,029)	(8,776)
Accounts payable	5,111	21,845
Accrued expenses and other current liabilities	(14,083)	(11,082)
Income taxes payable/receivable	11,066	7,981
Deferred revenue	2,122	4,751
Other assets	(4,826)	(1,125)
Other liabilities	5,748	(943)

NET CASH PROVIDED BY OPERATING ACTIVITIES	98,773	138,378

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(21,810)	(11,886)
Proceeds from sales of assets	6,347	15,612
Acquisition, net of cash acquired	(13,269)	—
Issuance of mezzanine and other notes receivable	(25,253)	(3,340)
Collections of mezzanine and other notes receivable	3,697	9,832
Contributions to equity method investments	(3,811)	(14,362)
Distributions from equity method investments	270	—
Purchases of investments, employee benefit plans	(2,977)	(1,520)
Proceeds from sales of investments, employee benefit plans	2,920	966
Other items, net	(9,212)	(592)

NET CASH USED BY INVESTING ACTIVITIES	(63,098)	(5,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facilities	162,032	—
Principal payments on long-term debt	(130,194)	(7,110)
Proceeds from the issuance of long-term debt	176	226
Debt issuance costs	(2,169)	—
Purchase of treasury stock	(56,450)	(23,757)
Dividends paid	(34,173)	(32,767)
Excess tax benefits from stock-based compensation	4,885	2,297
Proceeds from exercise of stock options	6,381	4,984

NET CASH USED BY FINANCING ACTIVITIES	(49,512)	(56,127)

Net change in cash and cash equivalents	(13,837)	76,961
Effect of foreign exchange rate changes on cash and cash equivalents	(1,781)	(364)
Cash and cash equivalents at beginning of period	214,879	167,795

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$199,261	$244,392

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Nine Months Ended September 30, 2015			For the Nine Months Ended September 30, 2014			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$90.65	66.8%	$60.52	$86.92	64.9%	$56.43	4.3%	190	bps	7.2%
Comfort Suites	94.83	69.9%	66.25	91.06	67.8%	61.78	4.1%	210	bps	7.2%
Sleep	81.34	65.7%	53.45	77.75	63.7%	49.52	4.6%	200	bps	7.9%
Quality	76.02	60.2%	45.75	72.87	57.7%	42.05	4.3%	250	bps	8.8%
Clarion	80.93	58.9%	47.68	78.05	55.9%	43.59	3.7%	300	bps	9.4%
Econo Lodge	60.44	55.1%	33.30	58.64	52.9%	31.01	3.1%	220	bps	7.4%
Rodeway	60.56	58.5%	35.44	57.46	56.5%	32.48	5.4%	200	bps	9.1%
MainStay	78.03	69.7%	54.35	75.52	72.9%	55.03	3.3%	(320)	bps	(1.2%)
Suburban	47.75	77.0%	36.78	45.29	73.3%	33.19	5.4%	370	bps	10.8%
Ascend Hotel Collection	127.38	59.9%	76.34	120.64	59.8%	72.10	5.6%	10	bps	5.9%

Total	$80.77	62.9%	$50.79	$77.80	60.9%	$47.36	3.8%	200	bps	7.2%

	For the Three Months Ended September 30, 2015			For the Three Months Ended September 30, 2014			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$96.35	73.2%	$70.54	$92.33	72.0%	$66.44	4.4%	120	bps	6.2%
Comfort Suites	98.06	73.2%	71.79	94.13	72.1%	67.86	4.2%	110	bps	5.8%
Sleep	84.44	69.1%	58.31	80.95	68.4%	55.35	4.3%	70	bps	5.3%
Quality	80.80	65.3%	52.79	77.05	63.3%	48.78	4.9%	200	bps	8.2%
Clarion	85.46	63.9%	54.61	83.40	61.8%	51.49	2.5%	210	bps	6.1%
Econo Lodge	65.32	60.1%	39.27	63.31	59.0%	37.33	3.2%	110	bps	5.2%
Rodeway	66.00	63.7%	42.02	62.71	62.8%	39.35	5.2%	90	bps	6.8%
MainStay	81.26	71.8%	58.36	78.58	77.3%	60.70	3.4%	(550)	bps	(3.9%)
Suburban	48.77	78.1%	38.09	46.78	74.6%	34.88	4.3%	350	bps	9.2%
Ascend Hotel Collection	134.88	60.1%	81.07	127.43	61.0%	77.68	5.8%	(90)	bps	4.4%

Total	$85.38	67.7%	$57.80	$82.12	66.5%	$54.64	4.0%	120	bps	5.8%

	For the Three Months Ended			For the Nine Months Ended
	9/30/2015	9/30/2014		9/30/2015	9/30/2014
System-wide effective royalty rate	4.27%	4.24%		4.28%	4.28%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	September 30, 2015		September 30, 2014		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,188	92,029	1,266	98,119	(78)	(6,090)	(6.2%)	(6.2%)
Comfort Suites	574	44,311	593	45,873	(19)	(1,562)	(3.2%)	(3.4%)
Sleep	374	26,913	374	27,065	—	(152)	0.0%	(0.6%)
Quality	1,325	105,950	1,262	103,358	63	2,592	5.0%	2.5%
Clarion	176	24,626	183	26,182	(7)	(1,556)	(3.8%)	(5.9%)
Econo Lodge	854	52,963	846	52,304	8	659	0.9%	1.3%
Rodeway	488	27,095	460	25,235	28	1,860	6.1%	7.4%
MainStay	48	3,656	42	3,304	6	352	14.3%	10.7%
Suburban	63	7,065	64	7,164	(1)	(99)	(1.6%)	(1.4%)
Ascend Hotel Collection	112	9,407	107	9,271	5	136	4.7%	1.5%
Cambria hotel & suites	24	2,917	21	2,534	3	383	14.3%	15.1%

Domestic Franchises	5,226	396,932	5,218	400,409	8	(3,477)	0.2%	(0.9%)
International Franchises	1,153	107,425	1,168	106,905	(15)	520	(1.3%)	0.5%

Total Franchises	6,379	504,357	6,386	507,314	(7)	(2,957)	(0.1%)	(0.6%)

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS – DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2015			For the Nine Months Ended September 30, 2014			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	17	28	45	16	11	27	6%	155%	67%
Comfort Suites	18	3	21	11	—	11	64%	NM	91%
Sleep	19	—	19	21	1	22	(10%)	(100%)	(14%)
Quality	3	114	117	3	82	85	0%	39%	38%
Clarion	—	7	7	1	15	16	(100%)	(53%)	(56%)
Econo Lodge	—	39	39	1	46	47	(100%)	(15%)	(17%)
Rodeway	—	57	57	3	48	51	(100%)	19%	12%
MainStay	16	—	16	10	1	11	60%	(100%)	45%
Suburban	1	4	5	2	3	5	(50%)	33%	0%
Ascend Hotel Collection	3	22	25	6	11	17	(50%)	100%	47%
Cambria hotel & suites	14	2	16	5	—	5	180%	NM	220%

Total Domestic System	91	276	367	79	218	297	15%	27%	24%

	For the Three Months Ended September 30, 2015			For the Three Months Ended September 30, 2014			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	4	8	12	6	3	9	(33%)	167%	33%
Comfort Suites	5	1	6	4	—	4	25%	NM	50%
Sleep	10	—	10	7	—	7	43%	NM	43%
Quality	—	39	39	—	34	34	NM	15%	15%
Clarion	—	1	1	1	4	5	(100%)	(75%)	(80%)
Econo Lodge	—	11	11	1	19	20	(100%)	(42%)	(45%)
Rodeway	—	22	22	2	17	19	(100%)	29%	16%
MainStay	10	—	10	5	—	5	100%	NM	100%
Suburban	—	1	1	1	—	1	(100%)	NM	0%
Ascend Hotel Collection	2	6	8	—	5	5	NM	20%	60%
Cambria hotel & suites	7	2	9	4	—	4	75%	NM	125%

Total Domestic System	38	91	129	31	82	113	23%	11%	14%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	September 30, 2015 Units			September 30, 2014 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	39	63	102	33	51	84	6	18%	12	24%	18	21%
Comfort Suites	1	75	76	—	47	47	1	NM	28	60%	29	62%
Sleep Inn	—	72	72	2	62	64	(2)	(100%)	10	16%	8	13%
Quality	56	5	61	34	6	40	22	65%	(1)	(17%)	21	53%
Clarion	9	2	11	9	3	12	—	0%	(1)	(33%)	(1)	(8%)
Econo Lodge	26	4	30	36	3	39	(10)	(28%)	1	33%	(9)	(23%)
Rodeway	44	2	46	31	4	35	13	42%	(2)	(50%)	11	31%
MainStay	1	54	55	2	39	41	(1)	(50%)	15	38%	14	34%
Suburban	4	10	14	6	11	17	(2)	(33%)	(1)	(9%)	(3)	(18%)
Ascend Hotel Collection	21	18	39	8	15	23	13	163%	3	20%	16	70%
Cambria hotel & suites	2	32	34	—	20	20	2	NM	12	60%	14	70%

	203	337	540	161	261	422	42	26%	76	29%	118	28%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Franchising Revenues:
Total Revenues	$241,526	$215,168	$648,927	$572,568
Adjustments:
Marketing and reservation revenues	(134,463)	(115,653)	(366,298)	(309,025)
Non-franchising activities	(1,458)	(92)	(2,473)	(213)

Franchising Revenues	$105,605	$99,423	$280,156	$263,330

Franchising Margins:
Operating Margin:
Total Revenues	$241,526	$215,168	$648,927	$572,568
Operating Income	$73,803	$66,986	$178,124	$168,311

Operating Margin	30.6%	31.1%	27.4%	29.4%

Franchising Margin:
Franchising Revenues	$105,605	$99,423	$280,156	$263,330
Operating Income	$73,803	$66,986	$178,124	$168,311
Non-franchising activities operating loss	4,943	4,928	14,807	12,794

	$78,746	$71,914	$192,931	$181,105

Franchising Margins	74.6%	72.3%	68.9%	68.8%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Total Selling, General and Administrative Expenses	$30,152	$30,236	$95,712	$88,329
Non-Franchising Activities	(5,632)	(4,786)	(15,630)	(12,322)

Franchising Selling, General and Administration Expenses	$24,520	$25,450	$80,082	$76,007

CALCULATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Income from continuing operations, net of income taxes	$41,419	$39,416	$98,826	$96,164
Income taxes	20,849	16,542	47,355	41,556
Interest expense	10,821	10,495	32,057	31,376
Interest income	(359)	(355)	(982)	(1,205)
Other (gains) and losses	1,402	375	(239)	(158)
Equity in net (income) loss of affiliates	(329)	513	1,107	578
Depreciation and amortization	3,108	2,293	8,793	6,903

EBITDA	$76,911	$69,279	$186,917	$175,214

Franchising	$81,085	$73,973	$200,074	$187,323
Non-Franchising activities	(4,174)	(4,694)	(13,157)	(12,109)

	$76,911	$69,279	$186,917	$175,214

Exhibit 9

CHOICE HOTELS INTERNATIONAL, INC.

DISCONTINUED OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
REVENUES:
Hotel operations	$—	$—	$—	$801

Total revenues	—	—	—	801
OPERATING EXPENSES:
Hotel operations	—	52	—	884

Total operating expenses	—	52	—	884
Operating income (loss)	—	(52)	—	(83)
Gain (loss) on disposal of discontinued operations	—	(30)	—	2,803

Income (loss) from discontinued operations before income taxes	—	(82)	—	2,720
Income tax (benefit)	—	(31)	—	1,009

Income (loss) from discontinued operations	$—	$(51)	$—	$1,711